PRIME COMPANIES, INC.
                           155 Montgomery Street
                      San Francisco, California 94104
                               415/398-4242


March 31, 1998

Irving Pfeffer
Prime Companies, Inc.
155 Montgomery Street, Suite 406
San Francisco, California 94104

          Re:   S-8 Issuance

Dear Mr. Pfeffer:

     Prime Companies, Inc. acknoweldges that Irving Pfeffer has provided consulting services to Prime and in consideration for such services, Prime will agree to pay irving Pfeffer 8,225 shares of common stock of the Company through an S-8 Registration Statement.


Very truly yours,

/s/ Irving Pfeffer

/s/ David Lefkowitz